Exhibit 99.1

Carbon Black Announces Second Quarter 2019 Financial Results

Total revenue of $60.9 million up 19% year-over-year

Cloud revenue of $22.9 million up 68% year-over-year

Cloud ARR surpasses $100 million, up 66% year-over-year

WALTHAM, Mass. – August 1, 2019 - Carbon Black, Inc. (NASDAQ: CBLK), a leader in cloud-native endpoint protection, today announced its financial results for the second quarter ended June 30, 2019.

“Carbon Black’s second quarter results demonstrated the company’s successful transition to a cloud first company powered by our leading, cloud-native endpoint protection platform (EPP), the Predictive Security Cloud® (PSC),” said Patrick Morley, President and Chief Executive Officer of Carbon Black. “We reached an important milestone in the quarter with cloud ARR exceeding $100 million, which reflects growing customer demand for a cloud EPP solution that can successfully protect against today’s increasingly sophisticated cyberattacks.”

Morley continued, “Our cloud EPP, which includes highly differentiated products like CB ThreatHunter and CB LiveOps™, is extending the boundaries of the EPP market.  Customer reaction to our expanded product portfolio remains very positive and gives us confidence Carbon Black can drive strong cloud growth for the foreseeable future.”

Second Quarter 2019 Financial Highlights

•

Revenue: Total revenue was $60.9 million in the second quarter fiscal 2019, an increase of 19% year-over-year. Subscription, license and support revenue was $58.6 million, an increase of 22% year-over-year, and services revenue was $2.2 million, a decrease of 28% year-over-year.

•

Gross Profit: Gross profit was $47.7 million in the second quarter fiscal 2019, representing a 78% gross margin, consistent with the year-ago period. Non-GAAP gross profit was $48.1 million, representing a 79% non-GAAP gross margin, consistent with the year-ago period.

•

Loss from Operations: Loss from operations was $15.2 million in the second quarter fiscal 2019, compared to $19.2 million in the year-ago period. Non-GAAP loss from operations was $10.3 million in the second quarter fiscal 2019, compared to $15.3 million in the year-ago period.

•

Net Loss: Net loss was $14.6 million in the second quarter fiscal 2019. Net loss attributable to common stockholders was $14.6 million, or $0.20 per share based on 72.4 million weighted-average shares outstanding, in the second quarter fiscal 2019. In the year-ago period, net loss was $25.3 million and net loss attributable to common stockholders was $184.7 million, or $4.13 per share based on 44.8 million weighted-average shares outstanding.  Non-GAAP net loss was $9.6 million, or $0.13 per share based on 72.4 million weighted-average shares outstanding. This compares to a non-GAAP net loss of $15.4 million, or $0.35 per share based on 44.8 million weighted-average shares outstanding, in the year-ago period.

•

Cash and Cash Flow: As of June 30, 2019, Carbon Black had $148.1 million in cash, cash equivalents and short-term investments. During the three months ended June 30, 2019, Carbon Black used ($13.8) million of cash in operations and ($1.4) million in capital expenditures and capitalized software development costs, leading to negative free cash flow of ($15.2) million, compared to negative free cash flow of ($17.3) million in the year-ago period.

A reconciliation of each of non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow to the most directly comparable GAAP measure has been provided in the tables at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter 2019 and Recent Business Highlights

•

ARR, which we define as the annualized value of all active subscription contracts as of the end of a period, was $237.6 million at the end of the second quarter fiscal 2019, a 22% increase from the year-ago period.  The portion of ARR related to our cloud-based subscription contracts was $101.4 million, a 66% increase from the year-ago period.

•

Continued to grow our customer base, ending the quarter with 5,680 total customers, up 32% from the year-ago period, and 3,496 cloud customers, up 62% from the year-ago period. Growth was driven by demand for the CB Predictive Security Cloud and customer acquisition across a broad range of industries and geographies.

•	Announced the release of a third-generation cloud architecture, including plans for ‘Bring Your Own Key (BYOK)’ encryption capabilities.
•	Added Amazon Web Services (AWS) and container protection to the company’s cloud EPP.
•	Hosted our sold-out, annual user conference, CB Connect, in San Diego, attended by more than 600 customers, prospects and partners.
•	Released a Global Incident Response Threat Report, collaborating with more than 40 leading incident response (IR) firms and detailing the latest attack trends seen during investigations.
•	Released a threat report detailing recent cyberattacks targeting the healthcare industry, “Healthcare Cyber Heists in 2019.”

Business Outlook

•	Based on information as of today, August 1, 2019, Carbon Black is issuing the following financial guidance for the third quarter and full year fiscal 2019:

	Third Quarter Fiscal 2019	Full Year Fiscal 2019
Total Revenue	$ 61.3 million to $62.3 million	$ 243.0 million to $ 245.0 million
Non-GAAP Loss from Operations	($9.3) million to ($8.3) million	($45.0) million to ($43.0) million
Non-GAAP Net Loss per Share	($0.12) to ($0.10)	($0.61) to ($0.58)

Carbon Black’s forward-looking non-GAAP loss from operations and non-GAAP net loss per share exclude estimates for stock-based compensation expense and amortization of acquired intangibles. Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, particularly with respect to stock-based compensation expense. Stock-based compensation expense is directly impacted by unpredictable fluctuations in our stock price and by future hiring, turnover and retention needs, all of which are difficult to predict and subject to change. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP loss from operations and GAAP net loss per share.

Conference Call Information

Carbon Black will host a conference call today, August 1, 2019, at 5:00 p.m. (Eastern Time) to discuss its financial results, business outlook and other matters. A live webcast of the conference call will be available on the “Events” page of the Carbon Black investor relations website at https://investors.carbonblack.com/. To access the call by phone, dial (866) 394-4596 (domestic) or (210) 874-7849 (international). A replay of this conference call will be available for a limited time at (855) 859-2056 (domestic) or (404) 537-3406 (international) with passcode 8478928. A replay of the webcast will also be available for a limited time at https://investors.carbonblack.com/.

About Carbon Black

Carbon Black (NASDAQ: CBLK) is a leader in cloud endpoint protection dedicated to keeping the world safe from cyberattacks. The CB Predictive Security Cloud® (PSC) consolidates endpoint security and IT operations into an endpoint protection platform (EPP) that prevents advanced threats, provides actionable insight and enables businesses of all sizes to simplify operations. By analyzing billions of security events per day across the globe, Carbon Black has key insights into attackers’ behaviors, enabling customers to detect, respond to and stop emerging attacks.

More than 5,600 global customers, including approximately one third of the Fortune 100, trust Carbon Black to protect their organizations from cyberattacks. The company’s partner ecosystem features more than 500 MSSPs, VARs, distributors and technology integrations, as well as many of the world’s leading IR firms, who use Carbon Black’s technology in more than 500 breach investigations per year.

Carbon Black, CB Predictive Security Cloud and CB LiveOps are registered trademarks or trademarks of Carbon Black, Inc. in the United States and/or other jurisdictions.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the third quarter and full year fiscal 2019, our predictions about the endpoint security market transition toward the cloud, our position to execute on our go-to-market strategy, our introduction of product enhancements and the potential advantages of those enhancements, and our ability to expand our leadership position and drive revenue growth. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our history of losses; failure (or the perceived failure) of our products to detect cyber attacks; our investments in new products and our ability to introduce new features, services or enhancements; the intense competition that we face in our market; our ability to effectively expand our sales and marketing organization; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth in the market for next-generation endpoint security solutions and adjacent security markets and our ability to penetrate those markets; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks detailed under the caption “Risk Factors” in our Annual Report on Form 10-K filed on March 8, 2019, as updated by our subsequently filed quarterly reports on Form 10-Q  and our other SEC filings. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense, amortization of acquired intangibles, legal settlement amount, and, in the case of non-GAAP net loss, change in fair value of warrant liability and accretion of preferred stock to redemption value. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted. Carbon Black uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Carbon Black’s ongoing operational performance. Carbon Black believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Carbon Black’s industry, many of which present similar non-GAAP financial measures to investors.

Free cash flow represents net cash used in operating activities less capital expenditures and capitalized software development costs, if any. Carbon Black uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures and amounts capitalized for software development facilitates comparisons of Carbon Black’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. Carbon Black believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of Carbon Black’s website at http://investors.carbonblack.com/.

Investor Relations Contact

Brian Denyeau

ICR for Carbon Black

646-277-1251

investorrelations@carbonblack.com

Media Relations Contact

Ryan Murphy

Carbon Black

Director of Global Communications

917-693-2788

rmurphy@carbonblack.com

CARBON BLACK, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in thousands, except share amounts)	June 30, 2019	December 31, 2018
Assets:
Current assets:
Cash and cash equivalents	$58,855	$67,868
Short-term investments	89,256	92,770
Accounts receivable, net of allowances of $180 and $300, as of June 30, 2019 and December 31, 2018, respectively	52,318	62,555
Prepaid expenses and other current assets	9,302	8,751
Deferred commissions, current portion	14,293	13,078
Total current assets	224,024	245,022
Deferred commissions, net of current portion	26,165	25,076
Property and equipment, net	12,963	14,370
Operating lease right-of-use assets	13,852	—
Intangible assets, net	1,936	2,529
Goodwill	119,656	119,656
Deferred tax assets	483	483
Other long-term assets	558	601
Total assets	$399,637	$407,737

Liabilities:
Current liabilities:
Accounts payable	$4,967	$4,663
Accrued expenses	15,927	20,669
Deferred revenue	149,294	152,522
Deferred rent	—	1,216
Operating lease short-term liability	5,316	—
Total current liabilities	175,504	179,070
Deferred revenue, net of current portion	35,787	40,371
Deferred rent, net of current portion	—	2,651
Operating lease long-term liability	12,039	—
Deferred tax liability	49	49
Other long-term liabilities	24	42
Total liabilities	223,403	222,183

Stockholders' equity:
Common stock, $0.001 par value per share, 500,000,000 shares authorized:
73,392,066 and 69,738,599 shares issued, and 73,336,662 and 69,683,195 shares outstanding, as of June 30, 2019 and December 31, 2018, respectively	73	70
Treasury stock, at cost, 55,404 shares as of June 30, 2019 and December 31, 2018, respectively	(6)	(6)
Additional paid-in capital	747,928	723,051
Accumulated other comprehensive income (loss)	57	(49)
Accumulated deficit	(571,818)	(537,512)
Total stockholders’ equity	176,234	185,554
Total liabilities and stockholders' equity	$399,637	$407,737

CARBON BLACK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share amounts)	2019	2018	2019	2018
Revenue:
Subscription, license and support	$58,631	$47,891	$114,925	$93,282
Services	2,226	3,101	4,488	6,144
Total revenue	60,857	50,992	119,413	99,426
Cost of revenue:
Subscription, license and support	11,291	8,051	21,793	15,263
Services	1,879	3,053	4,402	6,056
Total cost of revenue	13,170	11,104	26,195	21,319
Gross profit	47,687	39,888	93,218	78,107

Operating expenses:
Sales and marketing	35,571	35,161	74,981	65,839
Research and development	19,250	16,084	37,627	31,006
General and administrative	8,108	7,850	16,196	18,276
Total operating expenses	62,929	59,095	128,804	115,121
Loss from operations	(15,242)	(19,207)	(35,586)	(37,014)
Other income (expense), net
Interest income	841	439	1,700	507
Interest expense	(38)	(28)	(69)	(51)
Change in fair value of warrant liability	—	(5,957)	—	(8,838)
Other income (expense), net	(109)	(494)	(214)	(374)
Total other income (expense), net	694	(6,040)	1,417	(8,756)
Loss before income taxes	(14,548)	(25,247)	(34,169)	(45,770)
Provision for income taxes	71	34	137	105
Net loss	(14,619)	(25,281)	(34,306)	(45,875)
Accretion of preferred stock to redemption value	—	(159,453)	—	(199,492)
Net loss attributable to common stockholders	$(14,619)	$(184,734)	$(34,306)	$(245,367)

Net loss per share attributable to common stockholders—basic and diluted	$(0.20)	$(4.13)	$(0.48)	$(8.73)
Weighted-average common shares outstanding—basic and diluted	72,375,825	44,759,435	71,430,435	28,104,372

CARBON BLACK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(14,619)	$(25,281)	$(34,306)	$(45,875)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,039	1,970	4,163	3,875
Stock-based compensation expense	4,709	3,487	8,913	5,876
Provisions for doubtful accounts	(16)	99	(57)	118
Non-cash interest expense	24	13	40	22
Change in fair value of warrant liability	—	5,957	—	8,838
Deferred income taxes	—	—	—	4
Other non-cash income	(351)	—	(734)	—
Changes in operating assets and liabilities:
Accounts receivable	(8,432)	(6,931)	10,294	17,100
Prepaid expenses and other assets	(109)	(432)	(1,002)	(2,293)
Deferred commissions	(1,381)	(1,468)	(2,304)	(1,962)
Accounts payable	16	1,762	252	1,787
Accrued expenses	2,721	(468)	(4,761)	(2,773)
Deferred revenue	1,874	7,275	(7,812)	572
Deferred rent	—	105	—	23
Operating leases right-of-use assets	1,080	—	2,168	—
Operating leases liability	(1,330)	—	(2,532)	—
Other long-term liabilities	(5)	—	(18)	(1)
Net cash used in operating activities	(13,780)	(13,912)	(27,696)	(14,689)
Cash flows from investing activities:
Purchases of short-term investments	(63,774)	—	(79,671)	—
Maturities of short-term investments	55,325	—	84,025	—
Purchases of property and equipment	(566)	(2,702)	(1,143)	(4,197)
Capitalization of internal-use software costs	(809)	(698)	(969)	(991)
Net cash provided by (used in) investing activities	(9,824)	(3,400)	2,242	(5,188)
Cash flows from financing activities:
Proceeds from exercise of stock options	9,054	1,666	15,600	2,731
Payments of deferred financing costs	—	—	(47)	(47)
Taxes paid related to net share settlement of equity awards	(112)	—	(463)	—
Proceeds from employee stock purchase plan	637	—	1,351	—
Proceeds from initial public offering, net of offering costs	—	160,457	—	159,617
Net cash provided by financing activities	9,579	162,123	16,441	162,301
Net increase (decrease) in cash and cash equivalents	(14,025)	144,811	(9,013)	142,424
Cash and cash equivalents at beginning of period	72,880	33,686	67,868	36,073
Cash and cash equivalents at end of period	$58,855	$178,497	$58,855	$178,497

CARBON BLACK, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
(In thousands, except share and per share amounts)	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
GAAP total revenue	$60,857	100.0%	$50,992	100.0%	$119,413	100.0%	$99,426	100.0%

Reconciliation of cost of revenue
GAAP cost of subscription, license and support	$11,291	18.6%	$8,051	15.8%	$21,793	18.3%	$15,263	15.4%
Less: Stock-based compensation	(165)	(0.3)	(137)	(0.3)	(332)	(0.3)	(273)	(0.3)
Less: Amortization of acquired intangibles	(230)	(0.4)	(330)	(0.6)	(505)	(0.4)	(660)	(0.7)
Non-GAAP cost of subscription, license and support	$10,896	17.9	$7,584	14.9	$20,956	17.5	$14,330	14.4

GAAP cost of services	$1,879	3.1	$3,053	6.0	$4,402	3.7	$6,056	6.1
Less: Stock-based compensation	(51)	(0.1)	(73)	(0.1)	(115)	(0.1)	(130)	(0.1)
Non-GAAP cost of services	$1,828	3.0%	$2,980	5.8%	$4,287	3.6%	$5,926	6.0%

Reconciliation of gross profit
GAAP gross profit	$47,687	78.4%	$39,888	78.2%	$93,218	78.1%	$78,107	78.6%
Plus: Stock-based compensation	216	0.4	210	0.4	447	0.4	403	0.4
Plus: Amortization of acquired intangibles	230	0.4	330	0.6	505	0.4	660	0.7
Non-GAAP gross profit	$48,133	79.1%	$40,428	79.3%	$94,170	78.9%	$79,170	79.6%

Reconciliation of operating expenses
GAAP sales and marketing	$35,571	58.5%	$35,161	69.0%	$74,981	62.8%	$65,839	66.2%
Less: Stock-based compensation	(2,193)	(3.6)	(1,228)	(2.4)	(4,031)	(3.4)	(2,164)	(2.2)
Less: Amortization of acquired intangibles	-	-	(22)	-	(10)	(0.0)	(44)	(0.0)
Non-GAAP sales and marketing	$33,378	54.8	$33,911	66.5	$70,940	59.4	$63,631	64.0

GAAP research and development	$19,250	31.6	$16,084	31.5	$37,627	31.5	$31,006	31.2
Less: Stock-based compensation	(1,256)	(2.1)	(894)	(1.8)	(2,300)	(1.9)	(1,458)	(1.5)
Less: Amortization of acquired intangibles	(38)	(0.1)	(39)	(0.1)	(78)	(0.1)	(78)	(0.1)
Non-GAAP research and development	$17,956	29.5	$15,151	29.7	$35,249	29.5	$29,470	29.6

GAAP general and administrative	$8,108	13.3	$7,850	15.4	$16,196	13.6	$18,276	18.4
Less: Stock-based compensation	(1,044)	(1.7)	(1,155)	(2.3)	(2,135)	(1.8)	(1,851)	(1.9)
Less: Legal settlement	-	-	-	-	-	-	(3,900)	(3.9)
Non-GAAP general and administrative	$7,064	11.6%	$6,695	13.1%	$14,061	11.8%	$12,525	12.6%

Reconciliation of loss from operations
GAAP loss from operations	$(15,242)	(25.0)%	$(19,207)	(37.7)%	$(35,586)	(29.8)%	$(37,014)	(37.2)%
Plus: Stock-based compensation	4,709	7.7	3,487	6.8	8,913	7.5	5,876	5.9
Plus: Legal settlement	-	-	-	-	-	-	3,900	3.9
Plus: Amortization of acquired intangibles	268	0.4	391	0.8	593	0.5	782	0.8
Non-GAAP loss from operations	$(10,265)	(16.9)%	$(15,329)	(30.1)%	$(26,080)	(21.8)%	$(26,456)	(26.6)%

CARBON BLACK, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(UNAUDITED)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
(In thousands, except share and per share amounts)	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$(14,619)	(24.0)%	$(184,734)	(362.3)%	$(34,306)	(28.7)%	$(245,367)	(246.8)%
Plus: Accretion of preferred stock to redemption value	-	-	159,453	312.7	-	-	199,492	200.6
GAAP net loss	(14,619)	(24.0)	(25,281)	(49.6)	(34,306)	(28.7)	(45,875)	(46.1)
Plus: Stock-based compensation	4,709	7.7	3,487	6.8	8,913	7.5	5,876	5.9
Plus: Legal settlement	-	-	-	-	-	-	3,900	3.9
Plus: Amortization of acquired intangibles	268	0.4	391	0.8	593	0.5	782	0.8
Plus: Change in fair value of warrant liability	-	-	5,957	11.7	-	-	8,838	8.9
Non-GAAP net loss	$(9,642)	(15.8)%	$(15,446)	(30.3)%	$(24,800)	(20.8)%	$(26,479)	(26.6)%

Reconciliation of net loss per share
Net loss per share attributable to common stockholders, basic and diluted	$(0.20)		$(4.13)		$(0.48)		$(8.73)
Plus: Accretion of preferred stock to redemption value	-		3.56		-		7.10
Plus: Stock-based compensation	0.07		0.08		0.12		0.21
Plus: Legal settlement	-		-		-		0.14
Plus: Amortization of acquired intangibles	-		0.01		-		0.03
Plus: Change in fair value of warrant liability	-		0.13		-		0.31
Non-GAAP net loss per share, basic and diluted	$(0.13)		$(0.35)		$(0.36)		$(0.94)

Weighted average shares used in GAAP and non-GAAP net loss per share, basic and diluted	72,375,825		44,759,435		71,430,435		28,104,372

Computation of free cash flow
Net cash used in operating activities	$(13,780)		$(13,912)		$(27,696)		$(14,689)
Less: Purchases of property and equipment	(566)		(2,702)		(1,143)		(4,197)
Less: Capitalization of internal-use software costs	(809)		(698)		(969)		(991)
Free cash flow	$(15,155)		$(17,312)		$(29,808)		$(19,877)